WINTRUST FINANCIAL CORPORATION

PERFORMANCE SHARE UNIT AGREEMENT - CASH SETTLED

This Performance Share Unit Award Agreement (the “Agreement”) is dated as of _______ __. 201X (the “Grant Date”), by and between Wintrust Financial Corporation, an Illinois corporation (the “Company”), and NAME (the “Participant”) and is governed by the terms of the Wintrust Financial Corporation Long-Term Incentive Program (the “Program”), which was adopted by the Compensation Committee (the “Committee”) of the Board of Directors of the Company under the Wintrust Financial Corporation 2007 Stock Incentive Plan (the “Plan”). Capitalized terms not defined herein shall have the meanings specified in the Program or Plan.
1.    Award.
(a)    General Terms of Award. Subject to the terms of this Agreement, the Program and the Plan, the Participant is hereby granted a target performance share unit award representing the right to receive a payment equal to the Fair Market Value of ### shares of the Company’s common stock, no par value (the “Common Stock”), determined as of the Grant Date (the “PSU Award”); provided, however, that the actual amount of the PSU Award payable to the Participant shall be determined based upon the satisfaction of the Performance Criteria in accordance with the terms of this Agreement, including Exhibit A hereto. It is understood that this Agreement is subject to the terms of the Program and Plan, to which reference is hereby made for a more detailed description of the terms to which the PSU Award is subject and by which reference the Program and Plan are incorporated herein. The Program and the Plan shall control in the event there is any conflict between the Plan or Program and this Agreement and on such matters as are not contained in this Agreement.
(b)    Acceptance of Agreement. The PSU Award shall be null and void unless the Participant shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.
2.    Satisfaction of Performance Criteria. The value of the PSU Award at the end of the Performance Period (as defined in Exhibit A) shall be determined as described in Exhibit A to this Agreement, which Exhibit A is incorporated into and forms a part of this Agreement.
3.    Vesting and Termination of Employment.
(a)    Performance-Based Vesting Conditions. Except as otherwise provided in this Section 3, the PSU Award will be paid to the Participant in accordance with this Agreement only if the Participant has remained continuously employed by the Company or one of its Affiliates through the date on which the non-deferred portion of the PSU Award is settled pursuant to Section 4(a) of this Agreement.
(b)    Termination by Reason of Death, Permanent Disability or Retirement. In the event the employment of the Participant is terminated by reason of the Participant’s death, Permanent Disability or Retirement prior to the date on which the non-deferred portion of the PSU Award is settled pursuant to Section 4(a) of this Agreement, then the Participant shall be entitled to a prorated PSU Award, with such prorated award equal to the value of the PSU Award determined based on the actual performance during the Performance Period multiplied by a fraction, the numerator of which shall equal the number of full months such Participant was employed during the Performance Period and the denominator of which shall equal the number of full months in the Performance Period.
For purposes of this Agreement:

(i)
Permanent Disability shall mean any mental or physical illness, disability or incapacity that renders the Participant unable to perform his/her duties where a) such Permanent Disability has been determined to exist by a physician selected by the Company or b) the Company has reasonably determined, based on such physician’s advice, that such disability will continue for 180 days or more within any 365-day period, of which at least 90 days are consecutive. The Participant shall cooperate in all respects with the Company if a question arises as to whether he/she has become disabled (including, without limitation, submitting to an examination by a physician or other health care specialist selected by the Company and authorizing such physician or other health care specialist to discuss the Participant’s condition with the Company).

(ii)
Retirement shall mean the termination of a Participant’s employment for any reason other than death, disability or termination for cause if it occurs on or after age 65 or on or after age 55 and, as of the date of termination, the sum of the Participant’s attained age as of his/her most recent birthday and the full and completed years of service with the Company (including continuous years of service, if any, with a subsidiary as of the date such subsidiary was acquired by the Company) equals or exceeds 75.

(c)    Termination for any Other Reason. In the event the employment of the Participant is terminated for any reason other than the Participant’s death, Permanent Disability or Retirement prior to the date on which the non-deferred portion of the PSU Award is settled pursuant to Section 4(a), then the Participant’s PSU Award shall be immediately forfeited by the Participant upon such termination of employment.
(d)    Change of Control. Upon (i) a Change of Control or (ii) the termination of the Participant’s employment by the Company without Cause or by the Participant due to a Constructive Termination within 18 months following the occurrence of a Change of Control, the PSU Award shall be governed by the terms of Sections 12(a) and 12(b) of the Plan, as applicable; provided, however, that in the event the PSU Award shall vest pursuant to Section 12 of the Plan, such PSU Award shall be settled within thirty (30) days following the effective date of the Change of Control in the case of vesting pursuant to Section 12(a) of the Plan or the Participant’s termination of employment in the case of vesting pursuant to Section 12(b) of the Plan; provided further, that if the Change of Control is not a “change in control event,” within the meaning of Section 409A of the Code, then such PSU Award shall be settled at the same time as set forth in Section 4.
(e)    Leave of Absence. The Participant shall not be deemed to have terminated employment during any paid leave of absence, provided that the Participant continues to remain an employee of the Company or one of its Affiliates. During any Company-approved unpaid leave of absence, the PSU Award shall be prorated, with such prorated award equal to the value of the PSU Award at the end of the Performance Period based on the actual performance during the Performance Period multiplied by a fraction, the numerator of which shall equal the number of full months such Participant was an active employee and on the Company’s payroll during the Performance Period and the denominator of which shall equal the number of full months in the Performance Period, provided that the Participant continues to remain an employee of the Company or one of its Affiliates.
4.    Payment.
(a) Non-Deferred Portion of Award. Ninety percent (90%) of the PSU Award shall be paid to the Participant in a lump sum cash payment no later than the March 15th occurring immediately after the last day of the Performance Period; provided that and except as otherwise provided for in this Agreement, the Participant has remained continuously employed by the Company or one of its Affiliates through the date on which such portion of the PSU Award is settled pursuant to this Section 4(a). Notwithstanding any other provision of the Agreement to the contrary, no payment pursuant to this Section 4(a) or Section 4(b) below shall occur unless and until the Committee has certified that the applicable Performance Criteria have been satisfied, which certification shall occur within 60 days following the last day of the Performance Period.
(b) Deferred Portion of Award. Subject to the extension of the Deferred Settlement Date pursuant to this Section 4(b) or the accelerated settlement pursuant to Section 3(d) of this Agreement, ten percent (10%) of the PSU Award shall be deferred automatically, without any election by the Participant, until the thirty-day period following the earlier to occur of (i) the Participant’s separation from service, within the meaning of Section 409A of the Code (subject to a six-month delay to the extent required under Section 12 of this Agreement), and (ii) the date of the Participant’s death (the “Deferred Settlement Date”). Notwithstanding the foregoing, the Participant may make an election at least six months prior to the last day of the Performance Period, in accordance with procedures prescribed by the Company and Section 409A of the Code, to extend the Deferred Settlement Date to one or more dates specified by the Participant in writing; provided, however, that such election shall be permitted only if (A) the Participant performs services for the Company continuously through the date the Participant makes a deferral election when allowed under this Section 4(b); and (B) in no event may the Participant make such a deferral election after the attainment of the Performance Criteria has become readily ascertainable. The cash amount deferred pursuant to this Section 4(b) shall be credited as notional shares of Common Stock to a bookkeeping account maintained by the Company on behalf of the Participant (the “Deferral Account”), as of the date on which the non-deferred portion of the PSU Award is paid pursuant to Section 4(a) (the “Deferral Date”), based on the Fair Market Value of a share of Common Stock as of the Deferral Date, which number of notional shares shall be subject to adjustment in accordance with Section 10 of the Plan. As of each dividend date with respect to shares of Common Stock that occurs after the Deferral Date and prior to the Deferred Settlement Date, a dollar amount equal to the amount of the dividend that would have been paid on the number of notional shares credited to the Deferral Account as of the close of business on the record date for such dividend shall be converted into an additional number of notional shares equal to the number of whole and fractional shares of Common Stock that could have been purchased at the closing price on the dividend payment date with such dollar amount. In the case of any dividend declared on shares of Common Stock which is payable in shares of Common Stock, the Deferral Account shall be credited with an additional number of notional shares equal to the product of (x) the number of shares of Common Stock then credited to the Deferral Account on the related dividend record date multiplied by the (y) the number of shares of Common Stock (including any fraction thereof) distributable as a dividend on a share of Common Stock. Within 30 days after the Deferred Settlement Date, the Company shall make a cash payment to the Participant equal to the Fair Market Value of a share of Common Stock, determined as of the Deferred Settlement Date, multiplied by the number of whole and fractional notional shares of Common Stock credited to the Participant’s Deferral Account.
5.    Withholding. The Company will have the power and the right to deduct or withhold, or require the Participant or the Participant’s beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.
6.    Rights as a Shareholder. The PSU Award does not constitute the award of Common Stock, and nothing in this Agreement shall be construed to give the Participant any rights as a shareholder of the Company.
7.    Clawback Provision. Participant acknowledges that Participant has read the Company’s Clawback Policy. In consideration of the grant of the PSU Award, the Participant agrees to abide by the Company’s Clawback Policy and any determinations of the Board pursuant to the Clawback Policy. Without limiting the foregoing, and notwithstanding any provision of this Agreement to the contrary, the Participant agrees that the Company shall have the right to require the Participant to repay the value of the PSU Award received by the Participant pursuant to this Agreement, as may be required by law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder) or as a result of: (i) a financial restatement if the value of the PSU Award received was predicated upon achieving certain Performance Criteria that were subsequently the subject of such financial restatement; (ii) the Committee determined that the Participant engaged in intentional misconduct that caused the need for such restatement; and (iii) a lower PSU Award would have been paid based on the restated results. This Section 7 shall survive the termination of the Participant’s employment for any reason. The foregoing remedy is in addition to and separate from any other relief available to the Company due to the Participant’s misconduct or fraud. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding upon the Participant and all persons claiming through the Participant.
8.    Administration. The authority to administer and interpret this Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to this Agreement as it has with respect to the Program and Plan. Any dispute or disagreement which shall arise under, as a result of, or in any way shall relate to the interpretation or construction or this Agreement shall be determined by the Committee, and any such determination shall be final, binding and conclusive for all purposes.
9.    Transferability. The Award shall not be subject to execution, collateral assignment, attachment or similar process, unless otherwise permitted by the Committee under the terms of the Program or Plan. Any such attempted action or other disposition of the Award contrary to the provisions of the Program or Plan shall be null and void, and in such event the Company shall have the right to terminate the Award. Such termination shall not prejudice any rights or remedies which the Company or an Affiliate may have under this Agreement or otherwise.
10.    Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by registered mail to Wintrust Financial Corporation, 9700 West Higgins Road, Rosemont, Illinois 60018, Attn: General Counsel, or at such other address designated by the Company. All notices to the Participant or other person or persons succeeding to the Participant’s rights under this Agreement shall be delivered to the Participant or such other person or persons at the Participant’s address as it then appears on the Company’s records.
11.    Governing Law. This agreement shall be governed by laws of the State of Illinois and shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Participant and the Participant’s heirs, executors, administrators and successors.
12.    Section 409A. The Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent; provided, however, that in no event shall the Company or any of its directors, officers, employees or advisors be responsible for any such additional tax, interest or related tax penalties that may be imposed under Section 409A of the Code. Notwithstanding any other provision in the Agreement, Program or Plan, if a Participant is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Participant’s “separation from service,” as defined in Section 409A of the Code, then to the extent any amount payable to the Participant (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Participant’s separation from service and (iii) under the terms of this Program would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service and (b) the date of the Participant’s death.
Wintrust Financial Corporation by:

_______________________________

Participant:

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NAME

Attest

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